                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            SOUTHTRUST CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        '(SOUTHTRUST CORPORATION LOGO)'

                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 1998

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders (the "Annual Meeting") of SouthTrust Corporation (the "Company") will be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 15, 1998, at 9:00 A.M., Central Time, for the following purposes:

          (1) To elect three (3) persons to the Board of Directors of the Company, each person to serve a three-year term and until such person's successor is duly elected and qualified;

          (2) To amend the Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized for issuance from 300,000,000 to 500,000,000 shares;

          (3) To amend the Long-Term Incentive Plan of the Company; and

          (4) To transact such other business as may properly come before the Annual Meeting.

     Holders of Common Stock of the Company of record at the close of business on February 27, 1998 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, and we hope you will be present at the Annual Meeting. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A postage-paid envelope addressed to the Company is enclosed for your convenience in returning your proxy to the Company.

                                          By Order Of The Board Of Directors

                                          /s/ Aubrey D. Barnard

                                          AUBREY D. BARNARD
                                          Secretary

Birmingham, Alabama

March 10, 1998

                        '(SOUTHTRUST CORPORATION LOGO)'
                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 1998


     The accompanying proxy is solicited on behalf of the Board of Directors of SouthTrust Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 15, 1998 at 9:00 A.M., Central Time. It is anticipated that this proxy material will be mailed to stockholders on or about March 10, 1998.



     All share amounts set forth in this document (including amounts as of December 31, 1997) have been adjusted to reflect a 3 for 2 split of the Common Stock of the Company that was effective on February 26, 1998.


     The matters to be considered at the Annual Meeting are (i) the election of three directors to serve for the term of office described below, (ii) the amendment of the Restated Certificate of Incorporation of the Company to increase the number of shares of the Common Stock authorized for issuance from 300,000,000 to 500,000,000 shares and (iii) the amendment of the Long-Term Incentive Plan of the Company. All shares of Common Stock represented by an executed and completed proxy received by the Company in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for (i) the election of the three nominees named herein as directors, (ii) the approval of the amendment to the Restated Certificate of Incorporation of the Company, and
(iii) the approval of the amendment to the Long-Term Incentive Plan of the Company. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

     All expenses of solicitation of proxies will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Common Stock of the Company. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies and anticipates that it will incur fees of $7,500, excluding out-of-pocket costs, for this service. In addition to the use of the mail, proxies may be solicited by telephone or by telecopy or personally by the directors, officers and employees of the Company, who will receive no extra compensation for their services.


     As of February 27, 1998, the record date for the Annual Meeting, there were issued and outstanding 160,420,982 shares of Common Stock of the Company. The holders of each such issued and outstanding share of Common Stock of the Company are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting.


     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) any required instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum. Since the election of directors is determined by a majority of the votes cast at the Annual Meeting, abstentions and broker non-votes will not affect such election. However, since the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for the adoption of the proposed amendment to the Restated Certificate of Incorporation of the Company, and the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or by proxy at the Annual Meeting is required for the adoption of the proposed amendment to the Long-Term Incentive Plan, abstentions and broker non-votes will have the effect of negative votes with respect to these matters.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board of Directors of not fewer than three nor more than sixteen members. The Restated Certificate of Incorporation and the Bylaws of the Company provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the Proxy Statement, the Board of Directors consists of eleven persons.

CURRENT NOMINEES

     The Board of Directors proposes to nominate the three persons named below for election as directors, such persons to serve until the 2001 Annual Meeting of Stockholders and until their successors have been elected and shall have qualified.

     The names, ages and principal occupations during the past five years of the nominees, the year each nominee first became a director of the Company, and the number and percentage of shares of the Company's Common Stock owned beneficially by each nominee as of December 31, 1997 are as follows:


                                                                      NUMBER AND PERCENT
                                                                      OF SHARES OF COMMON
                                                                     STOCK OF THE COMPANY
NAME, AGE AND PRINCIPAL                              DIRECTOR        BENEFICIALLY OWNED AS
OCCUPATION OF NOMINEES                                 SINCE        OF DECEMBER 31, 1997(1)
-----------------------                           ---------------   -----------------------
John M. Bradford (59)...........................   April 23, 1987             39,048(2)
  Chairman, President and                                                       0.03%
  Chief Executive Officer,
  Mrs. Stratton's Salads, Inc.
  (processor of prepared salads)
William C. Hulsey (59)..........................   April 16, 1986          1,302,535(3)
  Chairman and Chief Executive                                                  0.84%
  Officer, Arlington Properties, Inc.
  (real estate development)
Wallace D. Malone, Jr. (61).....................   August 2, 1972          2,356,588(4)
  Chairman, President and                                                       1.52%
  Chief Executive Officer
  of the Company


---------------


(1) Share amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company effective on February 26, 1998.


(2) Includes 12,600 shares held by Mr. Bradford's wife.


(3) Includes 18,000 shares held by Mr. Hulsey's wife, 9,961 shares held in a custodial capacity by Mr. Hulsey's wife and 1,149,525 shares held by various trusts of which Mr. Hulsey is a co-trustee.


(4) Includes 43,875 shares held by Mr. Malone's wife, 337,111 shares subject to employee stock options exercisable within 60 days after December 31, 1997 and 446,958 shares held in Mr. Malone's account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Malone, by virtue of allocating elections to various funds, possesses dispositive power.

     Each of the nominees was elected as a director at the 1995 Annual Meeting of Stockholders.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than three persons.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

     The following tabulation sets forth certain information with respect to those persons who were elected as directors of the Company at previous Annual Meetings of Stockholders or otherwise (and who will continue to serve as directors following the Annual Meeting):


                                                                         NUMBER AND PERCENT OF
                                                                           SHARES OF COMMON
                                       CURRENT                           STOCK OF THE COMPANY
NAME, AGE AND                           TERM          DIRECTOR           BENEFICIALLY OWNED AS
PRINCIPAL OCCUPATION                   EXPIRES          SINCE           OF DECEMBER 31, 1997(1)
--------------------                   -------    -----------------     -----------------------
Carl F. Bailey (67)..................    1999     October 16, 1996               30,379
  President, BDI                                                                   0.02%
  (beverage distributor)
  Formerly Chairman and
  Chief Executive Officer,
  South Central Bell Telephone Co.
  (telephone and communications)

H. Allen Franklin (53)...............    1999     April 20, 1994                  8,902
  Chairman and Chief Executive                                                     0.01%
  Officer, Georgia Power Company
  (electric utility)

Rex J. Lysinger (60).................    1999     December 18, 1996               4,407
  Management Consultant                                                            0.00%
  Formerly Chairman and
  Chief Executive Officer,
  Energen Corporation
  (diversified energy company)
  and Alabama Gas
  Corporation (gas utility)

Julian W. Banton (57)................    1999     July 16, 1997                 289,240(2)
  President and Chief Executive                                                    0.19%
  Officer of SouthTrust Bank,
  National Association

F. Crowder Falls (64)................    2000     July 19, 1995                   4,728(3)
  Business Consultant                                                              0.00%
  Formerly Carolinas
  Managing Partner,
  KPMG Peat Marwick
  LLP (accountants)

Allen J. Keesler, Jr. (59)...........    2000     January 15, 1992               15,631(4)
  Management Consultant                                                            0.01%
  Formerly President and
  Chief Executive Officer,
  Florida Power Corporation
  (electric utility)

                                                                         NUMBER AND PERCENT OF
                                                                           SHARES OF COMMON
                                       CURRENT                           STOCK OF THE COMPANY
NAME, AGE AND                           TERM          DIRECTOR           BENEFICIALLY OWNED AS
PRINCIPAL OCCUPATION                   EXPIRES          SINCE           OF DECEMBER 31, 1997(1)
--------------------                   -------    -----------------     -----------------------
Van L. Richey (48)...................    2000     December 18, 1996               6,684
  President and Chief Executive                                                    0.00%
  Officer, American Cast Iron Pipe
  Co. (cast iron pipe manufacturer)

William K. Upchurch, Jr. (65)........    2000     April 23, 1987                 75,636(5)
  Chairman and Chief Executive                                                     0.05%
  Officer, W. K. Upchurch
  Construction Company, Inc.
  (construction business)


---------------


(1) Share amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company effective on February 26, 1998.


(2) Includes 189,799 shares subject to stock options exercisable within 60 days after December 31, 1997.


(3) Includes 2,275 shares held by Mr. Falls' wife and 750 shares held by a trust of which Mr. Falls is a co-trustee.


(4) Includes 2,250 shares held by Mr. Keesler's wife.


(5) Includes 3,659 shares held by trusts of which Mr. Upchurch is custodian and 12,122 shares held by Mr. Upchurch's wife.


     Of the directors named above, Messrs. Falls, Keesler, Richey and Upchurch were elected at the 1997 Annual Meeting of Stockholders, Mr. Franklin was elected at the 1996 Annual Meeting of Stockholders and Messrs. Bailey, Lysinger and Banton were elected by the Board of Directors on October 16, 1996, December 18, 1996 and July 16, 1997, respectively, to fill vacancies on the Board of Directors. All of such persons are to serve for the terms indicated.


     Mr. Franklin is a director of The Southern Company, Mr. Richey is a director of Citation Corporation and Mr. Lysinger is a director of the Energen Corporation. All of such corporations have securities registered under the Securities Exchange Act of 1934.


     The Company has an Audit Committee of the Board of Directors, consisting of Messrs. Keesler and Richey, which recommends to the Board of Directors the independent accountants to be selected as the Company's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of the Company and its affiliates and reviews comments from the affiliates as to exceptions noted in the reports. The Audit Committee held four meetings during 1997. Mr. Keesler serves as Chairman of the Audit Committee.

     The Company has a Human Resources Committee of the Board of Directors, consisting of Messrs. Bailey, Franklin and Hulsey (with Mr. Bailey serving as Chairman), which sets compensation for the executive officers of the Company and administers the employee benefit plans of the Company, including the 1990 Discounted Stock Plan, the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan (including the predecessor stock option plans). The Human Resources Committee held five meetings during 1997.

     The Company does not have any Nominating Committee of the Board of Directors. The functions of a Nominating Committee are filled by the Board of Directors.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1997, the Board of Directors held five regular and special meetings. Directors of the Company are paid $3,500 per calendar quarter and $2,500 per meeting. Directors who are also employees of the Company are not compensated for their service as directors or for attendance at meetings of the Board of Directors. All directors attended more than 75% of the meetings of the Board of Directors (including any meetings of any committee thereof of which they are members).

STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

     The following tabulation sets forth certain information as of the date indicated with respect to those executive officers of the Company and its subsidiaries (who are not also directors of the Company), including the number and percentage of shares of the Company's Common Stock owned beneficially by each such person, and with respect to all executive officers and directors of the Company as a group:


                                                                       NUMBER AND PERCENT OF
                                                                         SHARES OF COMMON
                                                                       STOCK OF THE COMPANY
                                                        POSITION       BENEFICIALLY OWNED AS
NAME AND AGE                                              HELD            OF DECEMBER 31,
OF EXECUTIVE OFFICER(1)          OFFICE(2)                SINCE               1997(3)
-----------------------   ------------------------  -----------------  ---------------------
Thomas H. Coley (55)....  Executive Vice President  July 1, 1989                89,739(4)
                          of SouthTrust Bank,                                     0.06%
                          National Association
Frederick W. Murray,
  Jr.(5) (59)...........  Executive Vice President  January 1, 1980            249,829(6)
                          of the Company                                          0.16%
James W. Rainer, Jr.
  (54)..................  Executive Vice President  December 15, 1982          248,904(7)
                          of the Company                                          0.16%
All Executive Officers
  and Directors as a
  Group (15 persons)....  N/A                       N/A                      4,879,791
                                                                                  3.15%


---------------

(1) Information with respect to Wallace D. Malone, Jr., Chairman, President and Chief Executive Officer of the Company, and with respect to Julian W. Banton, President and Chief Executive Officer of SouthTrust Bank, National Association, is set forth in the preceding table.
(2) All officers of the Company and its subsidiaries are elected annually by the Board of Directors of the Company or the subsidiary.

(3) Shares amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company effective on February 26, 1998.


(4) Includes 78,936 shares subject to stock options exercisable within 60 days after December 31, 1997.

(5) Mr. Murray resigned as Executive Vice President effective February 28, 1998, but will continue on a part-time basis for a transition period.

(6) Includes 34,500 shares held by Mr. Murray's wife, 1,188 shares held in a custodial capacity, 118,765 shares subject to stock options exercisable within 60 days after December 31, 1997 and 74,452 shares held in Mr. Murray's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Murray, by virtue of allocating elections to various funds, possesses dispositive power.


(7) Includes 9,606 shares held by Mr. Rainer's wife, 98,553 shares subject to stock options exercisable within 60 days after December 31, 1997 and 25,663 shares held in Mr. Rainer's account by the trustee of the Company's Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Rainer, by virtue of allocating elections to various funds, possesses dispositive power.


             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has adopted a resolution recommending that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Company be amended to increase the authorized number of shares of Common Stock from 300,000,000 to 500,000,000 shares. Under the Restated

Certificate of Incorporation of the Company, the holders of the Common Stock are not entitled to preemptive rights.


     If the proposed amendment is adopted, the additional authorized shares may be issued by the Board of Directors without any further action or approval by the stockholders of the Company. The Company may issue the additional authorized shares of Common Stock in connection with stock dividends or splits, employee benefit plans, the acquisition of financial institutions and other entities or the generation of additional capital for the Company. If the Company were to issue a significant number of the newly authorized shares of Common Stock, it is possible that the ownership interest of the current stockholders of the Company could be diluted and, depending upon the circumstances of such issuance, it is possible that the earnings per share and book value per share of the currently outstanding shares of Common Stock could be diluted. As of the date of the Proxy Statement, and other than effecting a 3 for 2 split of its shares of Common Stock, effective on February 26, 1998, the Company has no plans to issue any shares of Common Stock, except that (i) the Company expects to issue shares of Common Stock pursuant to the Long-Term Incentive Plan, (ii) the Company in the past has issued shares of Common Stock to fund other employee benefit plans of the Company, and expects to continue to do so, and (iii) the Company has engaged in the acquisition of financial institutions and, at any particular time, including the date of the Proxy Statement, the Company is a party to various agreements and/or letters of intent providing for the acquisition of such entities in exchange for shares of Common Stock of the Company and expects this acquisition program to continue in the future.



     Authorization of additional shares of Common Stock may have an anti-takeover effect since such shares, which can be issued by the Board of Directors without further stockholder approval, could be used to discourage attempts by third parties to obtain control of the Company. The Board of Directors is unaware of any third party currently attempting to gain control of the Company.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

                    AMENDMENT TO THE SOUTHTRUST CORPORATION
                            LONG-TERM INCENTIVE PLAN


     The Board of Directors of the Company has recommended that Section 4.1(a) of the SouthTrust Corporation Long-Term Incentive Plan be amended to increase the maximum aggregate number of shares of Common Stock which may be granted, paid out, or which may vest, as applicable, pursuant to any award granted in any one fiscal year to any single participant from 450,000 to 1,125,000 shares, in each case after adjustment for a 3 for 2 split of the Common Stock of the Company effective on February 26, 1998.


     The amendment to the Long-Term Incentive Plan will provide the Company with greater flexibility in compensating officers of the Company in furtherance of the goals of the Long-Term Incentive Plan. The goals are to (i) attract and retain key executive and managerial employees, (ii) motivate such employees by means of growth-related incentives, (iii) provide incentive compensation opportunities that are competitive with those of other major corporations and
(iv) further align the interests of such employees with the stockholders of the Company.

     The Board of Directors has approved various awards to Mr. Wallace D. Malone, Jr. Under Mr. Malone's leadership, the Company has achieved extraordinary results, particularly in terms of significant and sustained increases in stockholder value. To ensure, to the extent possible, that Mr. Malone remains in his current capacity for at least five more years, the Human Resources Committee of the Board of Directors and the Board of Directors have made a series of awards to Mr. Malone, as described below.


     Subject to stockholder approval of the above amendment to the Long-Term Incentive Plan, the Human Resources Committee and the Board of Directors have granted to Mr. Malone a Non-Qualified Stock Option covering 500,000 (750,000 after giving effect to the 3 for 2 split of the Common Stock of the Company effective on February 26, 1998) shares of Common Stock of the Company, exercisable at the fair market value of the Common Stock as of the date the option was approved by the Human Resources Committee and the

Board of Directors (such price is subject to adjustment to reflect the aforementioned stock split). Mr. Malone's rights under the option shall vest incrementally (20% each year) for a period of five years. In the event that Mr. Malone retires or leaves the Company voluntarily or is terminated for cause, then any right to any unvested portion of the stock option will terminate in accordance with the provisions of the Long-Term Incentive Plan. Mr. Malone's rights as to the stock option shall become 100% vested upon a change of control of the Company (as defined in the Long-Term Incentive Plan) or upon his death or disability.



     The Human Resources Committee and the Board of Directors also have approved the contribution of an amount equal to the value of 200,000 (300,000 after giving effect to the 3 for 2 stock split of the Common Stock of the Company effective February 26, 1998) shares of Common Stock of the Company (based on the fair market value of the shares on the date of the action approving such contribution subject to adjustment to reflect the aforementioned stock split) to a deferred compensation plan for the benefit of Mr. Malone. Mr. Malone's rights to receive any portion of the funds in the plan will not vest until the later to occur of (i) five years after the date of the Company's contribution to the plan or (ii) the first date of the fiscal year that next follows the date Mr. Malone is no longer Chief Executive Officer of the Company. In the event that Mr. Malone is terminated for cause or voluntarily leaves the Company, any unvested rights under the deferred compensation plan will be terminated. Mr. Malone will be immediately entitled to the entire value in such plan in the event of a change of control in the Company (as defined in the Long-Term Incentive Plan) or in the event of his death or disability.



     The Human Resources Committee of the Board of Directors also have approved the procurement of a $15,000,000 insurance policy on the life of Mr. Malone. The Company will pay the requisite premiums for such policy and will have an interest in such policy to the extent of such premium payments.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

     The following information provides certain details concerning the cash and equity-based compensation payable to certain executives of the Company as well as certain other information.

FIVE YEAR TOTAL STOCKHOLDER RETURN

     The following indexed graph compares the Company's annual percentage change in cumulative total stockholders' return for the past five years with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Regional Bank Index during the same period. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1992, and that dividends received were immediately reinvested in additional shares. The graph depicts the value of the initial $100 investment at one-year intervals. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer's market capitalization.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             SOUTHTRUST CORPORATION
                    (PERFORMANCE THROUGH DECEMBER 31, 1997)

        MEASUREMENT PERIOD                                                   S&P MARKET
      (FISCAL YEAR COVERED)            SOUTHTRUST           S&P 500        REGIONAL BANKS
12/92                                             100                100                100
12/93                                             116                110                105
12/94                                             114                112                100
12/95                                             168                153                154
12/96                                             236                188                208
12/97                                             438                251                324

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors of the Company annually establishes the compensation of the executive officers of the Company and certain of its subsidiaries. In doing so, the Human Resources Committee's primary objective is to ensure that the compensation programs for executives motivate executives to produce superior performance for the Company and to provide superior returns to stockholders of the Company.

     An executive's compensation is established after a careful review of competitive practices to ensure that the total compensation opportunity afforded such executive compares favorably to similarly situated executives. A significant portion of an executive's total compensation is variable and is based on short-term and long-term performance of the Company. Short-term performance of the Company is rewarded, in the case of the senior executive officers of the Company, by annual cash bonuses under the Senior Officer Performance Incentive Plan of the Company and, in the case of certain other executives of the Company, by annual cash bonuses under a similar incentive plan, the amount and criterion of which are established in advance by the Human Resources Committee. The Long-Term Incentive Plan (and prior to its adoption, predecessor stock option plans of the Company) is the principal mechanism for rewarding executives for the long-term performance of the Company.

     The following is a description of the compensation programs of the Company and the manner in which such plans relate to the objectives outlined above:

  Base Salary

     The base salaries of the five highest paid executives of the Company are listed in the Summary Compensation Table. The base salary of each executive is reviewed annually by the Human Resources Committee. Each executive's base pay is determined by considering the performance of the individual as well as the executive's experience and total responsibility in comparison to other executives of the Company and executives of peer institutions. In doing so, the Human Resources Committee seeks to ensure that the base salary of each executive is competitive and rewards the executive for the executive's performance and total contribution to the success of the Company.

     As part of this process, the Human Resources Committee reviews a number of salary surveys produced by compensation consulting firms. These surveys indicated that the 1997 base salaries of the executives of the Company listed in the Summary Compensation Table in general approximated the average base salary for comparable executives of the peer institutions described below.

     The Human Resources Committee considers the Company's peer institutions to be southeastern banks and bank holding companies with total assets ranging from $10 to $50 billion, some of which are included in the Standard and Poor's Regional Bank Index. These peer institutions were selected because they are located within the Company's operating region and are of an asset size that is significant but not greatly in excess of the Company's asset size. In establishing the 1997 base salaries for the executives listed in the Summary Compensation Table, the Human Resources Committee considered the base salary of each such executive, the performance and experience of each such executive and the base salaries for comparable executives reported by the peer institutions. Comparing the Company only to peer institutions of its approximate size and without any regard for any other variable, the surveys indicated that the base salaries of the executives of the Company listed in the Summary Compensation Table were at approximately the 50th percentile of the array of base salaries reported by such peer institutions.

  Annual Incentive Compensation

     The Senior Officer Performance Incentive Plan is designed to reward senior executives annually for achieving the after-tax net income goals of the Company for the preceding year. Upon completion of the business plan for the forthcoming year, the Chief Executive Officer of the Company presents to the Human Resources Committee the net income goal of the Company on a consolidated basis and the net income goals of the various subsidiaries of the Company for such year.

     With respect to the executive officers named in the Summary Compensation Table, the potential incentive award for each executive under the Senior Officer Performance Incentive Plan is dependent upon each executive's level of responsibility and the judgement of the Human Resources Committee of the executive's potential contribution to the achievement of the particular net income goals. For 1997, the range of potential awards for such executives under such plan was between 20% and 100% of such executive's annual base salary, with each individual executive being assigned minimum, target and maximum awards. An executive whose award is based upon a net income goal of the Company earns no award if less than 95% of the target goal is achieved, earns incremental percentages of the award if more than 95% but less than 105% of the target goal is achieved and earns the maximum award if 105% of the target goal is achieved.

     The amounts awarded the Company's five highest paid executives in 1997 under the Senior Officer Performance Incentive Plan are set forth in the Annual Compensation-Bonus column of the Summary Compensation Table.

  Long-Term Incentive Compensation

     The Long-Term Incentive Plan of the Company makes available to the Human Resources Committee various methods of compensating and awarding executives of the Company, including the grant or award of stock options, stock appreciation rights, restricted stock and performance units/shares. The various grants or awards under the Long-Term Incentive Plan are used by the Human Resources Committee to reward management decisions that result in the long-term success of the Company. The Long-Term Incentive Plan was adopted in 1996 by the Company, and except for outstanding grants of stock options, replaced the predecessor stock option plans of the Company.

     The Human Resources Committee believes that stock ownership encourages and rewards management decisions that result in the long-term success of the Company. In the past, stock options have been one of the Company's principal long-term incentive mechanisms, and the Human Resources Committee anticipates that the various stock ownership mechanisms offered by the Long-Term Incentive Plan will be used to further such stock ownership by executives.

     Stock Options and Purchase Rights. The value of stock options is dependent upon an appreciation in the value of the underlying shares of Common Stock. To encourage a long-term perspective, options have a ten-year exercise period, and options cannot be exercised before a one-year period has elapsed from grant date.

     The Board of Directors of the Company determines the aggregate number of shares of Common Stock to be allocated annually for use in connection with the grant of stock options, and the Human Resources Committee then grants stock options to particular executives. The number of shares of Common Stock subject to options granted by the Human Resources Committee to a particular executive is determined in light of the executive's level of responsibility, seniority and previous grants of stock options to such executive.

     Information respecting the peer institutions described above indicates that the shares of Common Stock subject to stock options granted to the Company's five most highly compensated executives during 1997 in general approximated the average grants reported with respect to comparable executives of peer institutions of comparable size to the Company. In addition, the total number of shares of Common Stock subject to outstanding stock options as of September 30, 1997, as a percentage of the Company's then total outstanding Common Stock, is below the median reported by peer institutions of comparable size to the Company.

     The Company also maintains the 1990 Discounted Stock Plan, which is available to all employees including executives who have at least five years of service with the Company. For information respecting the 1990 Discounted Stock Plan, see the information set forth under the heading "Stock Options and Other Stock Purchase Rights" in this Proxy Statement. Awards under the 1990 Discounted Stock Plan have not been used extensively as a vehicle for executive compensation.

     Other Stock-Based Incentive Compensation. Under the Long-Term Incentive Plan, one of the mechanisms available to the Human Resources Committee is the award of performance units/shares. The number of performance units/shares granted to a particular executive, as well as the vesting of such performance units/shares, is contingent upon certain performance goals and/or conditions being met over a period of time. The Human Resources Committee determines whether and to what extent the grants have been earned; such grants are payable in cash, shares of Common Stock of the Company or a combination thereof, as specified in the grant, with the fair market value of performance units/shares (based on the then trading value of the Company's Common Stock) being determined as of the payment date.

     The percentage of the shares of Common Stock of the Company subject to outstanding grants of performance units/shares as of December 31, 1997 approximates the median percentage reported by peer institutions of comparable size to the Company.

     Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress has limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers. The regulations provide an exception from this limitation for certain performance-based compensation, assuming that various requirements are met, and provide for certain transition rules. To the extent feasible, the Human Resources Committee of the Company intends that awards of compensation under its various incentive plans to its executive officers qualify for deductibility under OBRA, but the Human Resources Committee and the Board of Directors of the Company reserve the right, in light of the overall goals and objectives of the Company, to exceed such limitation if it is determined to be in the best interest of the Company and its stockholders.

  Chief Executive Officer Compensation

     The Human Resources Committee meets in executive sessions to review the Chief Executive Officer's salary and periodically engages independent consultants to advise the Human Resources Committee on the compensation practices of similarly situated institutions.

     The 1997 base salary increase for the Chief Executive Officer was established after a review of the base salaries of comparable executives of the peer institutions referred to above. This analysis contained information on all components of the Chief Executive Officer's compensation. After reviewing the data and giving substantially the same weight to the Company's substantial asset growth and sustained performance, including increased net income and increased earnings per share, the Human Resources Committee established the Chief Executive Officer's base salary for 1997. The Chief Executive Officer's base salary for 1997 was at approximately the 75th percentile of the array of salaries for chief executive officers of all peer institutions as reported by such institutions.

     For 1997, the Chief Executive Officer was entitled to receive under the Senior Officer Performance Incentive Plan an incentive award equal to 66% of base salary if the target award for Company's net income was achieved. Since the Company's 1997 net income exceeded the target goal established by the Human Resources Committee, the incentive award paid the Chief Executive Officer under the Senior Officer Performance Incentive Plan was equal to 100% of base salary. In addition, due to the Company's performance in 1997, a supplemental bonus was awarded to Mr. Malone by the Human Resources Committee.


     During 1997, the Chief Executive Officer was granted options to purchase 135,000 shares of Common Stock and granted 15,000 performance units/shares, in each case after giving effect to the 3 for 2 split of the Common Stock of the Company effective February 26, 1998. The 1997 stock option award was increased after a review of the stock option awards of comparable executives of peer institutions of comparable size to the Company. The Chief Executive Officer's 1997 option award, as a percentage of base salary, is below average when compared to the awards reported by the peer institutions of comparable size to the Company. The 1997 grant of the performance units/shares to the Chief Executive Officer is for a 36 month performance period beginning on January 1, 1997, and ending December 31, 1999. The amount of the payment will vary depending upon the performance attained. Due to the extraordinary performance of the Company, the amount of the payment made or accrued in 1997 to the Chief Executive Officer in 1997 in respect of performance units/shares, when compared to other peer institutions and weighted in terms of a percentage of base salary, is somewhat above average to that reported by peer institutions of comparable size to the Company.



     For information regarding a Non-Qualified Stock Option granted to Mr. Malone in 1998, which is designed to encourage Mr. Malone to remain in his current capacity with the Company for at least five years, see Amendment to the Long-Term Incentive Plan. If the pro rata portion of this award were combined with his other annual grants for 1997, then the awards granted to Mr. Malone, when compared to the awards, as granted to chief executive officers reported by peer institutions of comparable size to the Company, would be above average.


     During 1997, the members of the Human Resources Committee were as follows:

         Carl F. Bailey, Chairman
         William C. Hulsey
         H. Allen Franklin

  Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     None of the members of the Human Resources Committee have served as officers of the Company. In addition, none of the Human Resources Committee members have any other relationship to the Company.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information concerning compensation for services rendered to the Company by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for each of the last three fiscal years:


                                                                                     LONG-TERM COMPENSATION
                                                                               ----------------------------------
                                                                                      AWARDS(1)          PAYOUTS
                                                                               -----------------------   --------
                                                                   OTHER       RESTRICTED
                                   ANNUAL COMPENSATION(2)          ANNUAL        STOCK       OPTIONS       LTIP       ALL OTHER
                               ------------------------------   COMPENSATION    AWARD(S)     (NUMBER     PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)(3)      ($)(4)         ($)       OF SHARES)     ($)           ($)
---------------------------    ----   ---------   -----------   ------------   ----------   ----------   --------    ------------
Wallace D. Malone, Jr.,......  1997   $800,016     $895,000       $11,044         N/A        135,000     $984,149      $70,082
  Chief Executive Officer      1996    770,016      870,000        20,191         N/A        112,500      908,445(5)    69,569(6)
  of the Company               1995    695,000      459,772             0         N/A        105,097          N/A       67,104(6)
Julian W. Banton,............  1997   $344,350     $197,193       $     0         N/A         37,500     $414,096      $30,316
  President and Chief          1996    323,520      172,193         5,152         N/A         22,500      382,242(5)    28,130(7)
  Executive Officer of         1995    323,500      177,925             0         N/A         22,500          N/A       31,168(7)
  SouthTrust Bank,
  National Association
Thomas H. Coley..............  1997   $240,000     $118,440       $     0         N/A         12,750     $306,538      $21,164
  Chief Executive Officer      1996    240,000      118,440             0         N/A         12,750      282,958(5)    21,075(7)
  of SouthTrust Bank,          1995    240,000      120,000             0         N/A         10,500          N/A       22,930(7)
  National Association
Frederick W. Murray, Jr.,....  1997   $214,000     $139,100       $     0         N/A         12,750     $274,271      $18,955
  Executive Vice President     1996    214,000      139,100        14,841         N/A         15,000      253,172(5)    17,511(7)
  of the Company               1995    198,167       87,627             0         N/A          7,500          N/A       20,156(7)
James W. Rainer, Jr.,........  1997   $204,000     $132,600       $     0         N/A         12,300     $260,826      $18,080
  Executive Vice President     1996    204,000      132,600         4,099         N/A         15,000      240,762(5)    17,238(7)
  of the Company               1995    188,167       83,207             0         N/A          7,500          N/A       18,893(7)


---------------


(1) Share amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company effective February 26, 1998.

(2) Although each person received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of such person's salary and bonus in any year.
(3) Represents amounts paid to each executive officer under the Senior Officer Performance Incentive Plan or otherwise and applicable for 1997.
(4) Represents life insurance premiums and additional taxes owed on the additional compensation paid by the Company on behalf of each executive officer.
(5) Represents amount of award of performance units/shares under the Long-Term Incentive Plan of the Company that was accrued by the Company during 1997.
(6) Includes (i) $30,000 for Mr. Malone, which amount was withheld by the Company from deferred compensation due Mr. Malone in each of 1997, 1996 and 1995 in order to defray the costs of the Company agreeing to pay Mr. Malone an annual sum, commencing at the age of 60 and continuing for the greater of his lifetime or 15 years, (ii) payments by the Company to defined contribution plans maintained by the Company (including qualified and nonqualified compensation plans) and (iii) the value of certain insurance coverage.
(7) Represents payments by the Company to defined contribution plans maintained by the Company (including qualified and nonqualified compensation plans) on behalf of the executive officers.

STOCK OPTIONS AND DISCOUNTED STOCK PLAN

     Pursuant to the Long-Term Incentive Plan (and the predecessor stock option plans of the Company), the Company grants to key employees of the Company either incentive stock options ("ISO's") or Nonqualified Stock Options ("NQSO's"), and pursuant to the 1990 Discounted Stock Plan (the "Discounted Plan"), awards to purchase shares of Common Stock of the Company at a discount are made to eligible employees, including executive officers of the Company.

     The grant of stock options has been, and will be, made subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the Common Stock on the date a grant is determined to be made; (ii) no option may be exercised after ten years from the effective date of the grant; and (iii) such other conditions as the Human Resources Committee, which administers the Stock Option Plans, may determine.


     The Discounted Plan was established in order to give all employees an opportunity to acquire equity interest in the Company at a discount (17.5%) to market, and awards are made to all employees (including executive officers) who have completed five years of full time service to the Company and its subsidiaries. A total of 1,687,500 shares of Common Stock of the Company is reserved for issuance under the Discounted Plan, and the aggregate purchase price of shares of Common Stock awarded to each employee may not exceed 10% of the annual salary of each employee. Certain restrictions are imposed on the shares of Common Stock awarded under the Discounted Plan and, under certain circumstances, the Company may repurchase such shares.


     The following table sets forth information concerning grants of stock options and rights during fiscal year 1997 to each executive officer listed below:

                  OPTION AND RIGHT GRANTS IN FISCAL YEAR 1997


                                                       INDIVIDUAL GRANTS
                       ----------------------------------------------------------------------------------
                                            % OF
                                            TOTAL                             POTENTIAL REALIZABLE VALUE
                                           OPTIONS    EXERCISE                  ASSUMING RATES OF STOCK
                       OPTIONS GRANTED     GRANTED    OR BASE                    PRICE APPRECIATION OF
                          (NUMBER OF      EMPLOYEES    PRICE     EXPIRATION   ---------------------------
NAME                   SHARES)(1)(2)(3)    IN 1997     ($/SH)       DATE         5%(4)          10%(4)
----                   ----------------   ---------   --------   ----------   ------------   ------------
Wallace D. Malone,
  Jr. ...............      135,000          19.1%      24.250    1-16-2007     $2,058,844     $5,217,516
Julian W. Banton.....       37,500           5.3       24.250    1-16-2007        571,901      1,449,310
Thomas H. Coley......       12,750           1.8       24.250    1-16-2007        194,446        492,765
James W. Rainer,
  Jr.................       12,300           1.7       24.250    1-16-2007        187,584        475,374
Frederick W. Murray..       12,750           1.8       24.250    1-16-2007        194,446        492,765


---------------


(1) Share amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company effective on February 26, 1998.


(2) Does not include awards during 1997 under the Discounted Plan to Mr. Malone to purchase 4,173 shares, Mr. Banton to purchase 1,500 shares, Mr. Coley to purchase 963 shares, Mr. Rainer to purchase 819 shares and Mr. Murray to purchase 859 shares of Common Stock, respectively, at a 17.5% discount to the then market price of such shares; none of such persons purchased any shares of Common Stock owned then under the Discounted Plan during 1997, except for Mr. Banton who purchased 1,299 shares.


(3) Each of the options granted to the named executives in 1997 became exercisable on January 16, 1998, and the exercisability of such options is not subject to any future performance-based condition. Nonqualified options granted to the named executives pursuant to the 1993 Stock Option Plan have a reload option which provides that if any optionee elects to exercise a nonqualified option issued under the 1993 Stock Option Plan by tendering stock (rather than cash) to the Company, the Human Resources Committee is authorized, but not required, to grant additional nonqualified options with respect to a number of shares of Common Stock of the Company equal to the number of shares so tendered.

(4) These numbers are calculated by comparing the exercise price of such options and the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increase by 5% and 10%, respectively, during each year that the options are exercisable.

     The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the executives listed below during 1997, along with the number and dollar value of any options remaining unexercised at year end (share amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company that will be effective on February 26, 1998):


                   AGGREGATED STOCK OPTION EXERCISES IN 1997
                      AND DECEMBER 31, 1997 OPTION VALUES


                                                                     NUMBER OF           VALUE OF
                                                                       SHARES          UNEXERCISED
                                                                     UNDERLYING        IN-THE-MONEY
                                                                     OPTIONS AT         OPTIONS AT
                                    NUMBER OF                       DECEMBER 31,       DECEMBER 31,
                                     SHARES                             1997               1997
                                    ACQUIRED                        EXERCISABLE/       EXERCISABLE/
NAME                               ON EXERCISE   VALUE REALIZED   UNEXERCISABLE(1)   UNEXERCISABLE(1)
----                               -----------   --------------   ----------------   ----------------
Wallace D. Malone, Jr............         0         $      0          467,988          $13,685,390
Julian W. Banton.................    26,095          619,880          189,799            5,540,664
Thomas H. Coley..................     4,500          132,083           78,936            2,313,649
Frederick W. Murray, Jr..........         0                0          118,765            3,779,444
James W. Rainer, Jr..............     8,905          236,655           98,553            2,771,304


---------------

(1) Includes options exercisable within 60 days of December 31, 1997, but excludes options disposed of by gift as of such date. As of such date, all options held by the persons named in the above table were exercisable.


     The following tabulation sets forth certain information regarding the number of performance units/shares or other rights granted under the Long-Term Incentive Plan of the Company during 1997 (share amounts reflect adjustment for a 3 for 2 split of the Common Stock of the Company effective on February 26,
1998):


                  LONG-TERM INCENTIVE PLANS -- GRANTS IN 1997


                                                                       ESTIMATED FUTURE PAYOUTS
                                                      PERFORMANCE          UNDER NON-STOCK
                                        NUMBER OF       OR OTHER          PRICE-BASED PLANS
                                      SHARES, UNITS   PERIOD UNTIL   ----------------------------
                                        OR OTHER       MATURATION    THRESHOLD   TARGET   MAXIMUM
NAME                                   RIGHTS (#)      OR PAYOUT        (#)       (#)       (#)
----                                  -------------   ------------   ---------   ------   -------
Wallace D. Malone, Jr...............     15,000       36 months        7,500     15,000   45,000
Julian W. Banton....................      6,000       36 months        3,000      6,000   18,000
Thomas H. Coley.....................      3,450       36 months        1,725      3,450   10,350
Frederick W. Murray, Jr.............      3,000       36 months        1,500      3,000    9,000
James W. Rainer, Jr.................      2,850       36 months        1,425      2,850    8,550


EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     The Company is a party to an employment agreement with Mr. Wallace D. Malone, Jr. providing for the employment of Mr. Malone in a capacity at least equal to the capacity in which the executive was serving as of October 1984 for a term commencing as of October 19, 1984 and ending on December 31, 1993, unless the executive (if eligible) elects early retirement, and subject to being automatically renewed for an additional period of one year, so that the term of employment under the employment agreement always will be at least five years. The employment agreement provides further that if the executive is terminated for any reason other than his death or disability or for cause, which is defined in the employment agreement as certain acts of dishonesty and certain acts competitive with the Company, or if the executive elects to terminate the employment agreement for good reason, which is defined to include a change of duties or certain relocations, or if, during a limited period following a change of control of the Company, the executive elects to terminate the employment agreement without any reason, the executive is entitled to receive annual compensation, based upon the executive's annual base salary as in effect immediately prior to such termination and the executive's highest annual bonus for a specified period prior to such termination, for a period of five years.

     The Company or certain of its subsidiaries are parties to certain agreements with Messrs. Banton, Coley, Murray and Rainer, as well as certain other executive officers of the Company and its subsidiaries, that become effective only upon a change of control of the Company, provide for employment of such executive for a period of three years and provide that, if the executive is terminated for any reason other than his death or disability or for cause, such executives are entitled to receive annual compensation, based upon the executive's annual base salary as in effect immediately prior to such termination and the executive's highest annual bonus for a specified period prior to such termination, for a period of three years.

     The employment agreement with Mr. Malone, as well as the change of control employment agreements with the other executives described above, provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Code.

     The Company maintains a Retirement Income Plan (the "Retirement Plan") which is a noncontributory, defined benefit plan and covers all employees who have been in the employ of the Company or one of its subsidiaries for more than one year.

     The Retirement Plan provides generally for an annual benefit commencing at age 65 equal to 1.55% of the employee's average base compensation during the highest five consecutive years of the fifteen years preceding retirement, less 1.25% of primary Social Security benefits in effect at the time of retirement, for each year of credited service. The Company also maintains an Additional Retirement Plan for certain executives, and since 1987, all of the contributions of the Company with respect to Mr. Malone were made under the Additional Retirement Plan. The Company also maintains certain deferred compensation and similar agreements which pay Mr. Malone and others certain amounts upon retirement.

     The following table shows the annual pension benefits under the Retirement Plan and the Additional Retirement Plan (and the deferred compensation and similar agreements) for retirement at age 65 based upon various salaries and years of service. The effects of integration with Social Security benefits have been excluded from the table, because the amount of reduction in benefits due to integration varies depending on the employee's age at the time of retirement and changes in the Social Security laws.

                               PENSION PLAN TABLE


                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
REMUNERATION                                  15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
------------                                  --------   --------   --------   --------   --------
$  125,000..................................  $ 29,063   $ 38,750   $ 48,438   $ 58,125   $ 67,813
   150,000..................................    34,875     46,500     58,125     69,750     81,375
   175,000..................................    40,688     54,250     68,813     81,375     94,938
   200,000..................................    46,500     62,000     77,500     93,000    108,500*
   225,000..................................    52,313     69,750     87,188    104,625*   122,063*
   250,000..................................    58,125     77,500     96,875    116,250*   135,625*
   300,000..................................    69,750     93,000    116,250*   139,500*   162,750*
   400,000..................................    93,000    124,000*   155,000*   186,000*   217,000*
   500,000..................................   116,250*   155,000*   193,750*   232,500*   271,250*
   600,000..................................   139,500*   186,000*   232,500*   279,000*   325,500*
   700,000..................................   162,750*   217,000*   271,250*   325,500*   379,750*
   800,000..................................   186,000*   248,000*   310,000*   372,000*   434,000*
   900,000..................................   209,250*   279,000*   348,750*   418,500*   488,250*
 1,000,000..................................   232,500*   217,000*   387,500*   465,000*   524,500*


---------------------

* Under the Employee Retirement Income Security Act of 1974, the maximum pension benefit under the Retirement Plan is subject to certain limitations, which, while varying in some cases, generally is $102,582. As indicated above, the Company maintains an Additional Retirement Plan and certain deferred compensation and similar agreements which supplement the benefits payable to certain executive officers.

     Current base salary figures of the Chief Executive Officer and the other executive officers of the Company are set forth in the Summary Compensation Table. As of December 31, 1997, credited years of service for each such executive officer are as follows: Mr. Malone -- 39 years; Mr. Banton -- 15 years; Mr. Coley -- 10 years; Mr. Murray -- 33 years; and Mr. Rainer -- 33 years.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     The Company's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Commission. Copies of these reports must also be furnished to the Company.

     Based solely on a review of copies of such reports furnished to the Company through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, the Company believes that during 1997 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner.

                          TRANSACTIONS WITH MANAGEMENT


     Directors and executive officers of the Company and their associates were customers of and/or had transactions with the banks which are subsidiaries of the Company in the ordinary course of business during the year ended December 31, 1997, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectability or present other features unfavorable to the Company.


                                    AUDITORS

     Arthur Andersen LLP, independent accountants, have been engaged as the Company's auditors since 1989 and will continue to serve as the Company's auditors during 1998. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be available to respond to questions from stockholders.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by the Company no later than December 15, 1998, to be included in the 1999 proxy materials.

                              GENERAL INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          SOUTHTRUST CORPORATION

                                          /s/ Aubrey D. Barnard

                                          AUBREY D. BARNARD
                                          Secretary

Birmingham, Alabama

March 10, 1998

                        '(SOUTHTRUST CORPORATION LOGO)'

                                 P.O. BOX 2554
                           BIRMINGHAM, ALABAMA 35290

                                 (RECYCLE LOGO)

                                                                      APPENDIX


                             SOUTHTRUST CORPORATION
                              BIRMINGHAM, ALABAMA

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 15, 1998

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


   The undersigned hereby appoints J. Reese Murray and William O. Vann, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of SouthTrust Corporation (the "Company") which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on April 15, 1998, at 9:00 A.M., Central Time, or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS, THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION AND THE APPROVAL OF THE AMENDMENTS TO THE LONG-TERM INCENTIVE PLAN.


                   (continued and to be signed on other side)

                           - FOLD AND DETACH HERE -

                                                                                        PLEASE MARK
                                                                                        YOUR VOTES AS  [X]
                                                                                        INDICATED IN
                                                                                        THIS EXAMPLE



1. ELECTION OF DIRECTORS.                John M. Bradford, William C. Hulsey,                 2.  AMENDMENT OF RESTATED
                                         and Wallace D. Malone, Jr.                               CERTIFICATE OF INCORPORATION:
                                                                                                  respecting a proposal to amend
         FOR          WITHHOLD           (INSTRUCTION: To withhold authority to vote for an       the Restated Certificate of
    all Nominees      AUTHORITY          individual nominee, write that nominee's name in the     Incorporation of the Company,
  below (except as  to vote for all      space provided below.)                                   as described in the accompanying
  indicated to the     nominees                                                                   Proxy Statement of the Company.
  contrary below)
      [   ]            [   ]             --------------------------------------------------
                                                                                                    FOR     AGAINST     ABSTAIN
                                                                                                    [  ]     [   ]       [   ]

3. AMENDMENT OF THE LONG-TERM INCENTIVE PLAN: respecting a proposal to amend the              4.  OTHER MATTERS:
   Long-Term Incentive Plan, as described in the accompanying Proxy Statement of the              In their discretion, upon such
   Company.                                                                                       other matters as may properly
                                                                                                  come before the Annual Meeting
                                                                                                  of Stockholders.

      FOR     AGAINST     ABSTAIN
     [  ]      [   ]       [   ]                                                                   Dated:
                                                                                                         ---------------------------

                                                                                                   ---------------------------------

                                                                                                   ---------------------------------

                                                                                                   ---------------------------------

                                                                                                   ---------------------------------
                                                                                                   (Signature(s) of Stockholder(s)

                                                                                                   (Please date and sign as name
                                                                                                   appears on proxy. If shares are
                                                                                                   held jointly, each stockholder
                                                                                                   should sign. Executors,
                                                                                                   administrators, trustees, etc.
                                                                                                   should use full title and, if
                                                                                                   more than one, all should sign.
                                                                                                   If the stockholder is a
                                                                                                   corporation, please sign full
                                                                                                   corporate name by an authorized
                                                                                                   officer.)




                              FOLD AND DETACH HERE